UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

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KENT FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

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Nevada	1-7896	75-1695953
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7501 Tillman Hill Road, Colleyville, Texas 76034
(Address of Principal Executive Office) (Zip Code)

(682) 738-8011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                      Material Modification of Rights of Security Holders
Item 5.03                      Amendment to Articles of Incorporation

On February 25, 2013, the Registrant filed a Certificate of Amendment to the Registrant’s Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada.  The Amendment will be effective on March 4, 2013 (the “Effective Date”).  On the Effective Date, at 12:00 A.M., there will be a 2-for-1,771,175 reverse split of the Registrant’s outstanding common stock. Fractional shares of those stockholders who own fewer than 1,771,175 pre-split shares of common stock on the Effective Date will be redeemed for cash calculated on the basis of $1.75 per pre-split share. The reverse stock split was previously approved by the Board of Directors and by a stockholder owning a majority of the shares of the common stock of the Registrant.

Prior to the filing of the Amendment, there were 2,690,517 shares of common stock (pre-split) issued and outstanding owned by approximately 1,208 stockholders of record. On the Effective Date, there will be 2 shares of common stock issued and outstanding owned by one stockholder of record.

As a result of the reverse stock split, the Company may and will de-register under the Securities Exchange Act of 1934, as amended, and its shares will no longer be quoted for trading on the OTCQB or elsewhere.

Item 9.01. Financial Statements and Exhibits

Exhibits

3.1           Certificate of Amendment to Articles of Incorporation filed on February 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Kent Financial Services, Inc.

Date: February 26, 2013	By:	/s/ Bryan P. Healey Bryan P. Healey, Chief Executive Officer